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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated August 24, 1998, on the financial statements of Dillard Smith Construction Company included in this Current Form 8-K of Quanta Services, Inc. and to the incorporation by reference of said report into Quanta Services, Inc.'s previously filed Registration Statements on Form S-8 (FILE NOS. 333-47069 and 333-56849).

/s/ JOSEPH DECOSIMO AND COMPANY, LLP

JOSEPH DECOSIMO AND COMPANY, LLP

Chattanooga, Tennessee
June 16, 1999